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                                                                     Exhibit 2.3

                           FORM OF AGREEMENT OF MERGER

                                       OF

                         NEXSTAR FINANCE HOLDINGS, INC.

                            (a Delaware corporation)

                                       AND

                       NEXSTAR FINANCING HOLDINGS, L.L.C.

                     (a Delaware limited liability company)

     AGREEMENT OF MERGER approved on __________, 2003 pursuant to Section 264 of the General Corporation Law of the State of Delaware by Nexstar Finance Holdings, Inc., a business corporation of the State of Delaware, and by resolution adopted by its Board of Directors on said date, and approved on __________, 2003 pursuant to Section 18-209 of the Delaware Limited Liability Company Act by Nexstar Financing Holdings, L.L.C., a limited liability company of the State of Delaware, and in accordance with its Limited Liability Company Agreement on said date.

     WHEREAS, Nexstar Finance Holdings, Inc and Nexstar Financing Holdings, L.L.C. and the Board of Directors of Nexstar Finance Holdings, Inc. and the sole member of Nexstar Financing Holdings, L.L.C. declare it advisable and to the advantage, welfare, and best interests of said corporation and said limited liability company and their respective sole stockholder and sole member to merge Nexstar Financing Holdings, L.L.C. with and into Nexstar Finance Holdings, Inc. pursuant to the provisions of the of the Delaware Limited Liability Company Act and pursuant to the provisions of the General Corporation Law of the State of Delaware upon the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and of the mutual agreement of the parties hereto, being thereunto duly approved by a resolution adopted by the Board of Directors of Nexstar Finance Holdings, Inc. and duly approved by the sole member of Nexstar Financing Holdings, L.L.C., the Agreement of Merger and the terms and conditions thereof and the mode of carrying the same into effect, together with any provisions required or permitted to be set forth therein, are hereby determined and agreed upon as hereinafter in this Agreement set forth.

1. Nexstar Finance Holdings, Inc. and Nexstar Financing Holdings, L.L.C. shall, pursuant to the provisions of the General Corporation Law of the State of Delaware and pursuant to the provisions of the Delaware Limited Liability Company Act, be merged with and into the corporation, to wit, Nexstar Finance Holdings, Inc. which shall be the surviving corporation from and after the effective time of the merger, and which is sometimes hereinafter referred to as the "Surviving Corporation", and which shall continue to exist as said Surviving Corporation under its present name pursuant to the provisions of the Delaware General Corporation Law.

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2.   The separate existence of Nexstar Financing Holdings, L.L.C., which is hereinafter sometimes referred to as the "terminating company", shall cease at the said effective time in accordance with the provisions of said General Corporation Law of the State of Delaware and pursuant to the provisions of the Delaware Limited Liability Company Act.

3. The Certificate of Incorporation of the Surviving Corporation, as now in full force and effect, shall continue to be the Certificate of Incorporation of said Surviving Corporation, and said Certificate of Incorporation shall continue in full force and effect until amended and changed in the manner prescribed by the provisions of the General Corporation Law of the State of Delaware.

4. Each issued member interest of the Terminating Company shall, at the effective time of the merger, be canceled.

5. The effective time of the merger (the "Effective Time") shall be upon the filing of the Certificate of Merger with the Secretary of State of Delaware.

6. In the event that this Agreement of Merger shall have been fully adopted upon behalf of the Terminating Company and of the Surviving Corporation in accordance with the provisions of the General Corporation Law of the State of Delaware and in accordance with the provisions of the Delaware Limited Liability Company Act, the said Terminating Company and the said Surviving Corporation agree that they will cause to be executed and filed and recorded any document or documents prescribed by the laws of the State of Delaware, and that they will cause to be performed all necessary acts within the State of Delaware and elsewhere to effectuate the merger herein provided for.

7. The Board of Directors and the proper officers of the Surviving Corporation and the officer, authorized persons and sole member of the Terminating Company are hereby authorized, empowered, and directed to do any and all acts and things, and to make, execute, deliver, file, and record any and all instruments, papers, and documents which shall be or become necessary, proper, or convenient to carry out or put into effect any of the provisions of this Agreement of Merger or of the merger herein provided for.

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     IN WITNESS WHEREOF, this Agreement of Merger is hereby executed as of this
___ day of July 2002.

                                Nexstar Finance Holdings, Inc.

                                By: _________________________
                                Name: Shirley Green
                                Title: Secretary

                                Nexstar Financing Holdings, L.L.C.

                                By: __________________________
                                Name: Shirley Green
                                Title: Secretary


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